Exhibit 23.3

RP® FINANCIAL, LC.
Serving the Financial Services Industry Since 1988

April 29, 2010

Boards of Directors
Jacksonville Bancorp, MHC
Jacksonville Bancorp, Inc.
Jacksonville Savings Bank
1211 West Morton Avenue
Jacksonville, Illinois  62650

Members of the Boards of Directors:

We hereby consent to the use of our firm’s name in the Form AC Application for Conversion for Jacksonville Bancorp, MHC, and in the Form S-1 Registration Statement for Jacksonville Bancorp, Inc., in each case as amended and supplemented.  We also hereby consent to the inclusion of, summary of and reference to our Appraisal, our statement concerning subscription rights and our statement concerning liquidation rights in such filings including the prospectus of Jacksonville Bancorp, Inc.

Sincerely,
/s/ RP Financial, LC.
RP FINANCIAL, LC.

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